UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

MACROGENICS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-36112	06-1591613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(301) 251-5172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

MacroGenics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 5, 2014 (the “Annual Meeting”). Only stockholders of record as of the close of business on April 16, 2014, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 27,619,894 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholder votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of two directors to hold office until the 2017 annual meeting of stockholders or until his respective successor is elected:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Scott Koenig, M.D., Ph.D.	19,030,453	332,028	2,374,584
Matthew Fust	19,013,004	349,477	2,374,584

Proposal 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstentions
21,631,256	77,169	28,640

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

/s/ Atul Saran
Name: Atul Saran
Title: Senior Vice President and General Counsel

Date: June 11, 2014